<PAGE 1>

        UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                      WASHINGTON, DC  20549


                            FORM 8-K

                         CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):  February 27, 1998


                     GERBER SCIENTIFIC, INC.
                -----------------------------------
                   (Exact name of Registrant as
                    specified in its charter)


           CONNECTICUT              1-5865          06-0640743
 ------------------------------  ------------  --------------------
  (State or other jurisdiction    (Commission    (I.R.S. Employer
       of incorporation or         File No.)   Identification No.)
          organization)


 83 Gerber Road West, South Windsor, Connecticut         06074
--------------------------------------------------  ---------------
     (Address of principal executive offices)         (Zip Code)



Registrant's Telephone Number, including area       (860) 644-1551
code:                                               ---------------



                         Not applicable
                     -----------------------
  (Former name or former address, if changes since last report)

<PAGE 2>

Item 2. Acquisition or Disposition of Assets.

On February 27, 1998, Gerber Scientific, Inc. ("Gerber" or the "Company"), through its wholly owned subsidiary Gerber Optical, Inc., ("Gerber Optical"), and Coburn Optical Industries, Inc. ("Coburn") entered into a stock purchase agreement (the "Purchase Agreement") and consummated the transactions contemplated by that agreement ("the Exchange").

Pursuant to the Purchase Agreement, Coburn delivered to the Company 1,000 of its par value $1.00 per share ordinary shares, ("Ordinary Shares"), representing 100 percent of the outstanding shares of Coburn, in exchange for $41,300,000 in cash delivered to the shareholders by Gerber. Gerber delivered to two shareholders, together representing 80 percent of Coburn's outstanding shares, $19,000,000 in cash, which was the aggregate amount owed by Coburn to these shareholders. This debt was represented by a subordinated Promissory Note dated March 9, 1992. Gerber also delivered to a third party commercial bank approximately $2,450,000 in cash, which was the aggregate amount owed by Coburn at the time of the Exchange. The cash that was paid to the Coburn shareholders and the third party commercial bank was funded by Gerber approximately 50 percent from available working capital and 50 percent from a line of credit facility from a major commercial bank made in the ordinary course of business.

Coburn is a leading manufacturer and international distributor of a broad range of ophthalmic lens processing equipment and related supplies used in the production of eyeglass lenses. Assets acquired by the Company included a plant located in Muskogee, Oklahoma as well as equipment and physical property used by Coburn prior to the acquisition to manufacture its products. The Company intends on continuing to use these assets for that purpose.

The above description of the Exchange is qualified in its entirety by reference to the Purchase Agreement dated as of February 27, 1998, by and among Gerber Optical, Inc. and Coburn Optical Industries, Inc. and The Other Parties Hereto and the press release, dated March 2, 1998, which are attached as Exhibit 2 and Exhibit 99.1, respectively, and incorporated by reference.

Item 7. Financial Statements and Exhibits.

(a)     Financial    Statements   of   Business    Acquired.
   Not applicable.

(b)  Pro forma Financial Information.  Not applicable.

(c)  Exhibits.

   See  Exhibit  Index  on  the last page  of  this  Current
   Report of Form 8-K, which is incorporated by reference.

<PAGE 3>

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            GERBER SCIENTIFIC, INC.
                            ------------------------
                                  (Registrant)



Date:   March 9, 1998       By:  / s / Gary K. Bennett
        ------------------       ---------------------------------
                                 Gary K. Bennett
                                 Senior Vice President, Finance
                                 and Principal Accounting Officer

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                          EXHIBIT INDEX




Exhibit Index
    Number                    Exhibit                       Page
-------------                 -------                       ----
      2         Stock   Purchase   Agreement   among
                Gerber Optical, Inc., Coburn Optical
                Industries,  Inc.  and   The   Other
                Parties   Hereto,   dated   as    of
                February 27, 1998.*

     99.1       Text   of   Press   Release,   dated
                March 2, 1998.*





*Filed herewith.

<PAGE 5>

                                                   EXHIBIT 2
                                              EXECUTION COPY











                    STOCK PURCHASE AGREEMENT



                              among



                      GERBER OPTICAL, INC.,



                 COBURN OPTICAL INDUSTRIES, INC.


                               and


                  THE OTHER      PARTIES HERETO




                  Dated as of February 27, 1998








                        TABLE OF CONTENTS

                                                             Page


                            ARTICLE I

Purchase and Sale of the Shares

SECTION 1.01   Purchase and Sale of the Shares           1
SECTION 1.01   Closing                                   1
SECTION 1.01   Certain Payments to and by
                the Stockholders                         3

                           ARTICLE II

Representations and Warranties

SECTION 2.01   Representations and Warranties
                of the Company                           3
SECTION 2.02   Representations and Warranties
                of the Stockholders                     30
SECTION 2.03   Representations and Warranties
                of Gerber                               31

                           ARTICLE III

Additional Agreements

SECTION 3.01   Fees and Expenses                        33
SECTION 3.02   Public Announcements                     33
SECTION 3.03   Non-Competition                          33
SECTION 3.04   Environmental Claims                     35

                           ARTICLE IV

Indemnification

SECTION 4.01   Indemnification by the Stockholders      35
SECTION 4.02   Indemnification by Gerber                36
SECTION 4.03   Losses Net of Insurance, etc.            36
SECTION 4.04   Procedures Relating to Indemnification
                for Third Party Claims                  37
SECTION 4.05   Other Claims                             38

ARTICLE V

Additional Agreements

SECTION 5.01   Cooperation                              39
SECTION 5.02   Refunds and Credits                      39
SECTION 5.03   Transfer Taxes                           40
SECTION 5.04   PIRPTA Certificate                       40

ARTICLE VI

General Provisions

SECTION 6.01   Survival of covenatns, Representations
                And Warranties                          40
SECTION 6.02   Notices                                  40
SECTION 6.03   Definitions                              41
SECTION 6.04   Interpretation                           42
SECTION 6.05   Amendment                                42
SECTION 6.06   Counterparts                             42
SECTION 6.07   Severability                             42
SECTION 6.08   Entire Agreement; No Third-Party
                Beneficiaries                           42
SECTION 6.09   Governing Law                            42
SECTION 6.10   Assignment                               42
SECTION 6.11   Attorney Fees                            43




EXHIBITS

Form of Opinion of Rudnick & Wolfe





               STOCK PURCHASE AGREEMENT dated as of February 27, 1998 (the "Agreement"), among GERBER OPTICAL, INC., a Connecticut corporation ("Gerber"), COBURN OPTICAL INDUSTRIES, INC., a Delaware corporation (the "Company"), and the stockholders of the Company listed on the signature pages hereto (collectively, the "Stockholders").

          Upon the terms and subject to the conditions set forth herein, Gerber desires to purchase from the Stockholders, and the Stockholders desire to sell to Gerber, all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company (the "Shares").

          NOW, THEREFORE, in consideration of the represen tations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                            ARTICLE I

                 Purchase and Sale of the Shares

          SECTION 1.01. Purchase and Sale of the Shares. On the terms and subject to the conditions set forth in this Agreement, the Stockholders are selling, assigning, transferring and conveying to Gerber, and Gerber is purchasing from the Stockholders, the Shares for an aggregate purchase price (the
"Purchase Price") of $41,300,000.

          SECTION 1.02. Closing. (a) The closing of the purchase and sale of the Shares (the "Closing") is taking place at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, IL 60601 on February 27, 1998 (the "Closing Date").

          (b)  At the Closing:

          (i) the Stockholders are delivering to Gerber stock certificates representing all of the Shares, in each case duly endorsed in blank or accompanied by duly executed stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed;

          (ii) the Stockholders are delivering to Gerber an opinion dated the Closing Date of Rudnick & Wolfe, special counsel to the Company and the Stockholders, in the form of Exhibit A;

          (iii) Gerber is delivering to the Stockholders, by wire transfer of immediately available funds to the bank account or accounts designated in writing by the Stockholders, an amount equal to the Purchase Price;

          (iv) Gerber is delivering to (x) Robert S. Jepson, Jr., by wire transfer of immediately available funds to a bank account designated in writing by Robert S. Jepson, Jr., an amount equal to the lesser of $16,200,000 and the aggregate amount of the indebtedness owed by the Company to Robert S. Jepson, Jr. represented by the Subordinated Promissory Note dated March 9, 1992, together with all accrued but unpaid interest thereon, and (y) to Alice A. Jepson, by wire transfer of immediately available funds to a bank account designated in writing by Alice A. Jepson, an amount equal to the lesser of $2,800,000 and the aggregate amount of the indebtedness owed by the Company to Alice A. Jepson represented by the Subordinated Promissory Note dated March 9, 1992, together with all accrued but unpaid interest thereon ((x) and (y) being referred to herein collectively as the "Stockholder Indebtedness"); and Robert S. Jepson, Jr. and Alice A. Jepson are delivering to Gerber all appropriate payoff letters, affidavits of lost notes and such other documents as Gerber has reasonably requested to evidence the satisfaction of the Stockholder Indebtedness; and

          (v) the Company is delivering to Gerber a letter from each member of the board of directors of the Company setting forth such member's resignation from the board of directors of the Company effective as of the Closing.

          SECTION 1.03.  Certain Payments to and by the
Stockholders. Any cash payment to be made to the Stockholders shall be allocated among them in accordance with the payment amount set forth opposite the name of such Stockholder on
Schedule 1.03.

                           ARTICLE II

                 Representations and Warranties

          SECTION 2.01.  Representations and Warranties of the
Company. The Company represents and warrants to Gerber as follows:

          (a) Organization, Standing and Corporate Power. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, which jurisdiction is set forth on Schedule 2.01(a), and has the requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as currently conducted.
Each of the Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing to do business as a foreign corporation in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or holding of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not (x) have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, (y) impair the ability of the Company or any of the Stockholders to perform its obligations under this Agreement or
(z) prevent the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect"). A list of the jurisdictions in which the Company and its subsidiaries are so qualified or licensed is set forth in
Schedule 2.01(a). Neither the Company nor any of its subsidiaries is subject to, bound by or a party to any contract, agreement or other instrument, or subject to any charter or other corporate restriction, which has or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          The Company has prior to the execution of this Agree ment made available to Gerber for inspection and review true and complete copies of (i) the Certificate of Incorporation and By-laws, each as amended to date, of the Company and (ii) the comparable governing instruments, each as amended to date, of each of its subsidiaries. The stock certificates and transfer books and the minute books of the Company and each of its subsidi aries (which have been made available for inspection by Gerber prior to the date hereof) are true and complete.

          (b)  Subsidiaries; Equity Interests.
(i) Schedule 2.01(b) lists each subsidiary of the Company.
Schedule 2.01(b) sets forth for each such subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record and beneficial owners of its outstanding capital stock. All outstanding shares of capital stock of each subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 2.01(b), there are no shares of capital stock or other equity securities of any subsidiary of the Company out standing. Except as set forth on Schedule 2.01(b), none of the shares of capital stock of any subsidiary of the Company have been issued in violation of, or are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the Certificate of Incorporation or By-laws or the comparable governing instruments of any of the subsidiaries of the Company, any contract, agreement or instrument to which the Company or any of its subsidiaries is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (A) pursuant to which any of the subsidiaries of the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of such subsidiaries or
(B) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of any of the subsidiaries of the Company. Except as set forth in Schedule 2.01(b), there are no equity securities of any of the subsidiaries of the Company reserved for issuance for any purpose.

          (ii) Except as set forth in Schedule 2.01(b), the Company has good and valid title, directly or through one or more wholly owned subsidiaries, to all the outstanding shares of capital stock of each of its subsidiaries, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Except as set forth in
Schedule 2.01(b), there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the subsidiaries of the Company may vote. Except for the subsidiaries of the Company and as set forth in Schedule 2.01(b), the Company does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other person and neither the Company nor any of its subsidiaries is a member of or participant in any partnership, joint venture or similar person.

          (c) Capital Structure. The authorized capital stock of the Company consists of 3,000 shares of common stock, par value $1.00 per share, of which 1,000 shares of Company common stock are issued and outstanding and 20 shares of Company common stock are held by the Company in its treasury. Except as set forth in the immediately preceding sentence, no shares of capital stock or other equity or voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. None of the shares of capital stock of the Company have been issued in violation of, or are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the Certificate of Incorporation or By-laws of the Company, any contract, agreement or instrument to which the Company or any of its subsidiaries is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which the Company or any of its subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Company.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, claim, option, lien, charge, encumbrance, restriction or security interest of any kind or nature whatsoever (a "Lien") upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Certificate of Incorporation or By-laws of the Company or the comparable governing instruments of any of its subsidiaries, (ii) except as set forth on
Schedule 2.01(d), any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, contract, deed of trust, commitment, permit, concession, franchise, license or arrangement to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets.
No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including, without limitation, the European Community (a
"Governmental Entity"), is required to be made or obtained by or with respect to the Company or any of its subsidiaries in connec tion with the execution, delivery and performance of this Agreement by the Company or any of the Stockholders or the consummation by the Company or any of the Stockholders of the transactions contemplated by this Agreement or the conduct by the Company and its subsidiaries of their businesses following the Closing as conducted on the date hereof, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth on Schedule 2.01(d).

          (e)  Financial Statements; Undisclosed Liabilities.
(i) Schedule 2.01(e) sets forth the audited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1997 (the "Balance Sheet") and December 31, 1996, and the audited consolidated statements of operations, stockholders' deficit and cash flows of the Company and its subsidiaries for each of the three years ended December 31, 1997, together with the notes to such financial statements (the financial statements described above, together with the notes to such financial statements, collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP consistently applied (except in each case as described in the notes thereto) and on that basis fairly present the consolidated financial condition and results of operations of the Company and its subsidiaries as of the respective dates thereof and for the respective periods indicated.

          (ii) The Company and its subsidiaries do not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) which, in conformity with GAAP, are of a type and nature which require that such liabilities or obligations be disclosed, reflected or reserved against in the Balance Sheet and the notes thereto except (A) as disclosed, reflected or reserved against in the Balance Sheet and the notes thereto, (B) for items set forth in
Schedule 2.01(e) and (C) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet.

          (f)  Taxes.  (i)  For purposes of this Agreement,
(A) "Tax" or "Taxes" shall mean all Federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, payroll, environmental, alternative minimum, occupation, recapture and other taxes, and including all interest, penalties and additions imposed with respect to such amounts; (B) "Taxing Authority" shall mean any domestic, foreign, Federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority; (C) "pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day; and (D) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (ii) Except as set forth in Schedule 2.01(f), (A) the Company and each of its subsidiaries, and any affiliated group, within the meaning of Section 1504 of the Code, of which the Company or any of its subsidiaries is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign tax laws, (B) all Taxes shown to be due on such returns, reports and forms and all other material Taxes for which the Company or any of its subsidiaries is or might otherwise be liable have been timely paid in full or will be timely paid in full by the due date thereof and the Balance Sheet reflects an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of the Balance Sheet, and (C) no material Liens for Taxes have been filed and, to the knowledge of the Company, no material claims are being asserted in writing with respect to any Taxes.

          (iii) The Federal consolidated income tax returns in which the Company and/or any of its subsidiaries have joined have been examined by and settled with the Internal Revenue Service for all taxable years through the year ended December 31, 1995. The relevant statute of limitations is closed with respect to the Federal, foreign and material state and local Tax returns, reports and forms of the Company and each of its subsidiaries, and any affiliated group, within the meaning of Section 1054 of the Code, of which the Company or any of its subsidiaries is or has been a member, for all years through 1993. The Company has made available to Gerber documents setting forth the dates of the most recent audits or examinations of the Company or any of its subsidiaries, or any affiliated group, within the meaning of
Section 1504 of the Code, of which the Company or any of its subsidiaries is or has been a member, by any Taxing Authority with respect to Federal, foreign and material state and local Taxes for all taxable periods for which the statute of limitations has not yet expired. All deficiencies resulting from such audits or examinations have either been paid or adequately provided for. Except as set forth in Schedule 2.01(f), no material Tax returns, reports or forms of the Company or any of its subsidiaries, or any affiliated group, within the meaning of
Section 1504 of the Code, of which the Company or any of its subsidiaries is or has been a member, is under audit or examination by any Taxing Authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries. No material issues relating to Taxes were raised by the relevant Taxing Authority during any presently pending audit or examination, and no material issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period.

          (iv)  Except as set forth in Schedule 2.01(f),
(A) neither the Company nor any of its affiliates has made with respect to the Company or any of its subsidiaries, or any property held by the Company or any of its subsidiaries, any consent under Section 341 of the Code, (B) no property of the Company or any of its subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Code, (C) neither the Company nor any of its subsidiaries is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 and (D) none of the assets of the Company or any of its subsidiaries is subject to a lease under Section 7701(h) of the Code (or any predecessor version thereof).

          (v) Except as set forth in Schedule 2.01(f), there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax returns required to be filed with respect to the Company or any of its subsidiaries, no power of attorney with respect to Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries, nor any affiliated group, within the meaning of Section 1504 of the Code, of which the Company or any of its subsidiaries is or has been a member, has requested any extension of time within which to file any material Tax return, which return has not yet been filed.

          (vi) Neither the Company nor any of its subsidiaries is a real property holding company within the meaning of
Section 897 of the Code.

          (vii) Neither the Company nor any of the Stockholders is a "foreign person" within the meaning of Section 1445 of the Code.

          (viii) Neither the Company nor any of its subsidiaries shall be required to include in a taxable period ending after the Closing Date taxable income attributable to income that economically accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law, or for any other reason.

          (ix) Neither the Company nor any of its subsidiaries is party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

          (x) The Company and each of its subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any state, local or foreign laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

          (xi) The Company has delivered to Gerber or made available to Gerber for inspection (A) complete and correct copies of all material Tax returns, reports and forms of the Company and each of its subsidiaries, and any affiliated group, within the meaning of Section 1504 of the Code, of which the Company or any of its subsidiaries is or has been a member (but, in the case of any such affiliated group, only the portions of such Returns relating to the Company or any of its subsidiaries) relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired and
(B) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents, submitted by, received by or agreed to by or on behalf of the Company or any of its subsidiaries, or, to the extent related to the income, business, assets, operations, activities or status of the Company or any of its subsidiaries, submitted by, received by or agreed to by or on behalf of any affiliated group, within the meaning of
Section 1504 of the Code, of which the Company or any of its subsidiaries is or has been a member, and relating to Taxes for all taxable periods for which the statute of limitations has not yet expired.

          (xii) The Stockholders and the Company have authorized access to Gerber to copies of the workpapers of the outside auditors of the Company and each of its subsidiaries with respect to the components of the accrual for deferred Taxes reflected on the Balance Sheet.

          (xiii) Schedule 2.01(f) lists (A) each jurisdiction in which the Company or any of its subsidiaries joins or has joined for any taxable period in the filing of any consolidated, combined for unitary Tax return, report or form, and (B) the common parent corporation and the other individual members of the consolidated, combined or unitary group filing such Tax return, report or form.

          (xiv) Schedule 2.01(f) lists each state, county, local, municipal or foreign jurisdiction in which the Company or any of its subsidiaries files, is required to file or has been required to file a Tax return, report or form relating to state and local income, franchise, license, excise, net worth, property, litter and sales and use Taxes or is or has been liable for any Taxes on a "nexus" basis at any time for any taxable period.

          (g) Assets Other than Real Property Interests. The Company or one of its subsidiaries has good and valid title to all assets reflected on the Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice, in each case free and clear of all Liens except
(i) such as are set forth in Schedule 2.01(g), (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and Liens for Taxes which are not due and payable or which may thereafter be paid without penalty, (iii) Liens which secure indebtedness for borrowed money that is reflected as a liability on the Balance Sheet and the existence of which is indicated in the notes thereto and (iv) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the businesses of the Company and its subsidiaries as presently conducted (Liens described in clauses (ii), (iii) and (iv) above are hereinafter referred to collectively as "Permitted Liens"). All the material tangible personal property of the Company and its subsidiaries has been maintained in accordance with the past practice of the Company and its subsidiaries. All leased personal property of the Company and its subsidiaries is in all material respects in the condition as at the Closing Date required of such property by the terms of the lease applicable thereto as at the Closing Date. This Section 2.01(g) does not relate to real property or interests in real property, such items being the subject of
Section 2.01(h).

          (h) Title to Real Property. Schedule 2.01(h)(i) sets forth a complete list of all real property and interests in real property owned in fee by the Company or any of its subsidiaries (individually, an "Owned Property" and collectively "Owned Properties"). Schedule 2.01(h)(ii) sets forth a complete list of all real property and interests in real property leased by the Company or any of its subsidiaries (individually, a "Leased Property" and collectively "Leased Properties") and identifies
the underlying lease for each Leased Property.   An Owned
Property or Leased Property is sometimes referred to herein, individually, as a "Company Property" and, collectively, as "Company Properties". Attached as part of Schedule 2.01(h)(i) is a listing of title exceptions (the "Recorded Encumbrances") taken from Section 2 of Schedule B of current title commitments numbered 98020105, 98020108 and 7712869-D1 issued by Chicago Title Insurance Company ("CTIC") (or its subsidiary), and underwritten by CTIC, reporting title matters of record to each Owned Property located in the United States. To the knowledge of the Company, except for the Recorded Encumbrances and the matters set forth below, there are no encumbrances or other matters that affect title to the Owned Properties. The Company, or one of its subsidiaries, has valid fee title to all Owned Properties located in the United States subject only to (i) the Recorded Encumbrances; (ii) matters which would be shown by a current accurate survey or readily determined by a physical inspection made prior to Closing; (iii) zoning, building and other similar restrictions; (iv) mechanic's liens incurred in the ordinary course of business and utility easements; and (v) leases, subleases, and similar agreements set forth in Schedule 2.01(j), none of which matters or restrictions referred to in items (i),
(ii), (iii), (iv) or (v), individually or in the aggregate, will materially impair or adversely affect the Company's right to continue to use the Owned Properties located in the United States, or the Company's right to continue to use such Owned Properties in the conduct of the business currently conducted by the Company thereat. With respect to the Leased Properties identified on Schedule 2.01(h)(ii), and except as set forth thereon, each Leased Property is occupied by the Company or one of its subsidiaries under a valid and existing lease; no lessor under any such lease has notified the Company that it is in default under said lease; the Company has no knowledge that it is in violation of any of said leases; to the knowledge of the Company, each of the Company and its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy; each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such leases; and, to the knowledge of the Company, there are no encumbrances or other matters that affect the Company's and its subsidiaries leasehold interests in and to the Leased Properties other than, as applicable, (x) Recorded Encumbrances and (y) matters affecting the landlords' interests in the Leased Properties (to the extent the Company's and its subsidiaries leasehold interests under the Leases are subject thereto). The Company has received no notice except as set forth in Schedule 2.01(h)(i) or Schedule 2.01(h)(ii) that the current use by the Company and its subsidiaries of the plants, offices and other facilities located on the Company Properties violates any local zoning or similar land use or government regulations in any material respect. No condemnation of any material portion of any Company Property has occurred, and neither the Company nor any of its subsidiaries has received any notice related to any future or proposed condemnation of any material portion of any Company Property.

          (i) Intellectual Property. (i) Schedule 2.01(i) sets forth a true and complete list of all patents, trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor and other material intellectual property and proprietary rights, whether or not subject to statutory registration or protection (collectively, "Intellectual Property"), owned, used, filed by or licensed to the Company or one of its subsidiaries. With respect to registered trademarks, Schedule 2.01(i) sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth in Schedule 2.01(i), the Company or one of its subsidiaries owns, and the Company and its subsidiaries have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all Intellectual Property set forth in Schedule 2.01(i) and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights. The Company and each of its subsidiaries have all rights to Intellectual Property as are necessary in connection with the business of the Company and such subsidiary as presently conducted.

          (ii) Except as set forth on Schedule 2.01(i), neither the Company nor any of its subsidiaries has granted any options, licenses or agreements of any kind relating to Intellectual Property listed in Schedule 2.01(i) or the marketing or distribution thereof. Neither the Company nor any of its subsidiaries is bound by or a party to any options, licenses or agreements of any kind relating to the Intellectual Property of any other person, except as set forth in Schedule 2.01(i) and except for license agreements relating to computer software licensed to the Company or any of its subsidiaries in the ordinary course of business. Subject to the rights of third parties set forth in Schedule 2.01(i), all Intellectual Property listed in Schedule 2.01(i) is free and clear of the claims of others and of all Liens. To the knowledge of the Company, the conduct of the businesses of the Company and its subsidiaries as presently conducted does not violate, conflict with or infringe the Intellectual Property of any other person. Except as set forth in Schedule 2.01(i), (A) no claims are pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property and (B) since March 3, 1992, the Company and its subsidiaries have not received any written communications alleging that the Company or any of its subsidiaries has violated any rights relating to Intellectual Property of any person.

          (iii) Intellectual Property listed in Schedule 2.01(i) that is material to the operation of the business and for which confidentiality is significant and material to the Company is listed on Schedule 2.01(i)(iii) and has been maintained in confidence in accordance with protection procedures customarily used in the industries of the Company and its subsidiaries to protect rights of like importance. All former and current members of management and key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of software or other Intellectual Property listed in
Schedule 2.01(i) (collectively, "Personnel"), have executed and delivered to the Company or such subsidiary a proprietary information agreement restricting such person's right to disclose proprietary information of the Company, the subsidiaries of the Company and their respective clients. All former and current Personnel either (A) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable Federal and state law, that has accorded the Company or any of its subsidiaries full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (B) have executed appropriate instruments of assignment in favor of the Company or one of its subsidiaries as assignee that have conveyed to the Company or such subsidiary full, effective and exclusive ownership of all tangible and intangible property thereby arising. To the knowledge of the Company, no former or current Personnel have any claim against the Company or any of its subsidiaries in connection with such person's involvement in the conception and development of any Intellectual Property and no such claim has been asserted or is threatened. None of the current officers and employees of the Company or any of its subsidiaries have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company or any of its subsidiaries in the furtherance of its business operations, which patents or applications have not been assigned to the Company or one of its subsidiaries, with such assignment duly recorded in the United States Patent Office.

          (j)  Contracts.  Except as set forth in
Schedule 2.01(j), neither the Company nor any of its subsidiaries is a party to or bound by any:

               (i) employment agreement or employment contract that has an aggregate future liability in excess of $150,000 and is not terminable by the Company or one of its subsidiaries by notice of not more than 60 days for a cost of less than $50,000;

               (ii) employee collective bargaining agreement or other contract with any labor union;

               (iii) covenant of the Company or any of its subsidiaries not to compete or other covenant of the Company or any of its subsidiaries restricting the development, manufacture, marketing or distribution of the products and services of the Company or any of its subsidiaries that materially impairs the operation of the businesses of the Company and its subsidiaries as presently conducted;

               (iv) agreement, contract or other arrangement with
     (A) any Stockholder or any of their respective affiliates (other than the Company or any of its subsidiaries) or
     (B) any current or former officer, director or employee of the Company or any of its subsidiaries or any affiliate of any Stockholder (other than employment agreements or contracts covered by clause (i) above);

               (v) lease, sublease or similar agreement with any person (other than the Company or any of its subsidiaries) under which the Company or any of its subsidiaries is a lessor or sublessor of, or makes available for use to any person (other than the Company or any of its subsidiaries),
     (A) any Company Property or (B) any portion of any premises otherwise occupied by the Company or any of its subsidiaries;

               (vi) lease or similar agreement with any person (other than the Company or any of its subsidiaries) under which (A) the Company or any of its subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or
     (B) the Company or any of its subsidiaries is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company or any of its subsidiaries, in any such case respecting (A) or
     (B) above, which has an aggregate future liability or receivable, as the case may be, in excess of $150,000 and is not terminable by the Company or one of its subsidiaries by notice of not more than 60 days for a cost of less than $50,000;

               (vii) (A) agreement, contract or other arrangement for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), (B) management, service, consulting or other similar type of agreement or (C) advertising agreement or arrangement, in any such case respecting (A), (B) or (C) above, which has an aggregate future liability to any person (other than the Company or one of its subsidiaries) in excess of $150,000 for any one agreement, contract or arrangement and is not terminable by the Company or one of its subsidiaries by notice of not more than 60 days for a cost of less than $50,000;

          (viii) material license, option or other agreement relating in whole or in part to the Intellectual Property set forth in Schedule 2.01(i) (including any license or other agreement under which the Company or any of its subsidiaries is licensee or licensor of any such Intellectual Property) or to trade secrets, confidential information or proprietary rights and processes of the Company, any of its subsidiaries or any other person;

          (ix) agreement, contract or other instrument under which the Company or any of its subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person (other than the Company or any of its subsidiaries) or any other note, bond, debenture or other evidence of indebtedness issued to any person (other than the Company or any of its subsidiaries);

          (x) agreement, contract or other instrument (including so-called take-or-pay or keep well agreements) under which
     (A) any person (including the Company or any of its subsidiaries) has directly or indirectly guaranteed indebted ness, liabilities or obligations of the Company or any of its subsidiaries or (B) the Company or any of its subsidiaries has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

          (xi) agreement, contract or other instrument under which the Company or any of its subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company or any of its subsidiaries);

          (xii) mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien upon any Company
     Property, which Lien is set forth in Schedule 2.01(g) or 2.01(h);

          (xiii) agreement, contract or other instrument pro viding for indemnification of any person with respect to material liabilities relating to any current or former business of the Company, any of its subsidiaries or any predecessor person; or

          (xiv) other agreement, contract, lease, license, commitment, instrument or arrangement to which the Company or any of its subsidiaries is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any person (other than the Company or any of its subsidiaries) in excess of $200,000 and is not terminable by the Company or one of its subsidiaries by notice of not more than 60 days for a cost of less than $100,000.

Except as set forth in Schedule 2.01(j), all agreements, con tracts, leases, licenses, commitments, instruments or arrangements of the Company or any of its subsidiaries listed in the Schedules hereto (collectively, the "Contracts") are valid, binding and in full force and effect and are enforceable by the Company or its relevant subsidiary in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. Except as set forth in
Schedule 2.01(j), the Company and its subsidiaries have performed all material obligations required to be performed by them to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

          (k) Litigation. Schedule 2.01(k) sets forth a list of all pending lawsuits or claims, with respect to which the Company or any of its subsidiaries has been contacted in writing by counsel for the plaintiff or claimant, against or affecting the Company or any of its subsidiaries or any of their respective properties, assets, operations or businesses and which (i) relate to or involve more than $50,000, (ii) seek any material injunctive relief or (iii) may give rise to any legal restraint on or prohibition against the transactions contemplated by this Agreement. Except as set forth in Schedule 2.01(k), none of the lawsuits or claims listed in Schedule 2.01(k) as to which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, except as set forth in Schedule 2.01(k), neither the Company nor any of its subsidiaries is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmen tal Entity or arbitration tribunal applicable to it or any of its respective properties, assets, operations or businesses. Except as set forth in Schedule 2.01(k), there is no lawsuit or claim by the Company or any of its subsidiaries pending, or which the Company or any of its subsidiaries has retained counsel to assert, against any other person. Except as set forth in
Schedule 2.01(k), to the knowledge of the Company, there is no pending or threatened investigation of the Company or any of its subsidiaries by any Governmental Entity.

          (l) Insurance. The Company and its subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in the Company's judgment, reasonable for the business and assets of the Company and its subsidiaries. The insurance policies maintained with respect to the Company and its subsidiaries and their respective assets, properties, operations and businesses are listed in
Schedule 2.01(l). All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation. To the knowledge of the Company, the activities and operations of the Company and its subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

          (m) Benefit Plans. (i) Schedule 2.01(m) contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans (all the foregoing being herein called "Benefit Plans") maintained, or contributed to, by the Company or its subsidiaries for the benefit of any officers or employees of the Company or its subsidiaries. None of the Benefit Plans is subject to Title IV of ERISA or the minimum funding standards of Section 412 of the Code and Section 302 of ERISA, and neither the Company nor any of its subsidiaries has ever maintained such a plan. The Company has made available to Gerber for inspection and review true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof),
(B) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required and (D) each trust agreement and group annuity contract relating to any Benefit Plan.

          (ii) Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code. Except as set forth in Schedule 2.01(m), all material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed. Except as set forth in Schedule 2.01(m), there are no lawsuits, actions, termination proceedings or other proceedings pending, or, to the knowledge of the Company, threatened against or involving any Benefit Plan and, to the knowledge of the Company, there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan. Except as set forth in Schedule 2.01(m), none of the lawsuits, actions, proceedings, investigations and claims listed in Schedule 2.01(m) as to which there is at least a reasonable possibility of adverse determination, would have, if so determined, individually or in the aggregate, a Material Adverse Effect.

          (iii) Except as set forth in Schedule 2.01(m), all contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit
Plans have been timely made.

          (iv) Except as set forth in Schedule 2.01(m), all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its cost.

          (v)  No "prohibited transaction" (as defined in
Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan and that could subject the Company or any of its subsidiaries or any of their employees, or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA. To the knowledge of the Company, neither the Company nor any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject the Company or any of its subsidiaries to any liability for breach of fiduciary duty under ERISA or any other applicable law, except for such transactions, actions and failures that, individually or in the aggregate, would not have a Material Adverse Effect.

          (vi) At no time within the five years preceding the Closing Date has the Company or any of its subsidiaries contributed to or been required to contribute to any "multi employer plan" (as defined in Section 4001(a)(3) of ERISA) for the benefit of any officers or employees of the Company and its subsidiaries.

          (vii) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in
Schedule 2.01(m), (A) no such Benefit Plan is unfunded or funded through a welfare benefits fund, as such term is defined in
Section 419(e) of the Code, (B) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and
(C) each such Benefit Plan (including any such plan covering retirees or other former employees) may be amended or terminated without material liability to the Company on or at any time after the Closing Date.

          (viii) Except as set forth in Schedule 2.01(m), neither the Company nor its subsidiaries has any current or projected liability or contingent obligation in respect of medical or other benefits for retired or former employees of the Company, its subsidiaries or any predecessor person.

          (ix) Except as set forth in Schedule 2.01(m), no employee or former employee of the Company or any of its subsidiaries will become entitled to any bonus, retirement, severance, job security or similar benefit, any enhanced benefit or any accelerated vesting solely as a result of the transactions contemplated hereby and no amount payable or benefit provided to any current or former employee of the Company or any of its subsidiaries will fail to be deductible by reason of Section 280G of the Code.

          (n) Absence of Changes or Events. Except as set forth in Schedule 2.01(n), since the date of the Balance Sheet, there has not been any material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole. Except as set forth in Schedule 2.01(n), since the date of the Balance Sheet, the Company has conducted its businesses, and caused its subsidiaries' businesses to be conducted, in the ordinary course and in substantially the same manner as previously conducted and has made all reasonable efforts consistent with past practices to preserve the Company's and its subsidiaries' relationships with customers, suppliers and others with whom the Company or any such subsidiary deals and which are material or significant to the business of the Company and its subsidiaries, taken as a whole. In addition, except as set forth in Schedule 2.01(n), since the date of the Balance Sheet to the date hereof, neither the Company nor any of its subsidiaries has:

          (i) (x) declared, set aside or paid any dividends on, or made any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent,
     (y) split, combined or reclassified any of its capital stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchased, redeemed or otherwise acquired any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issued, delivered, sold, granted, pledged or otherwise encumbered any shares of its capital stock, any other equity or voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity or voting securities or convertible securities;

          (iii) amended its Certificate of Incorporation, By-laws or other comparable governing instruments;

          (iv) acquired or agreed to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

          (v) sold, leased, licensed, mortgaged or otherwise encumbered or subjected to any Lien or otherwise disposed of any of its properties or assets, except sales of inventory and the disposition of other properties or assets in the ordinary course of business consistent with past practice;

          (vi) (y) incurred any indebtedness for borrowed money or guaranteed any such indebtedness of another person, issued or sold any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guaranteed any debt securities of another person, entered into any "keep well" or other agreement to maintain any financial statement condition of another person or entered into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (z) made any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

          (vii) made or agreed to make any new capital expendi ture or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

          (viii) made any material Tax election or settled or compromised any Tax liability;

          (ix) paid, discharged or satisfied any claims, liabili ties or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Balance Sheet (or the notes thereto) or incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice, or waived the material benefits of, or agreed to modify in any material manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

          (x) granted to any employee, officer or director of the Company or any of its subsidiaries whose annual base compensation exceeds $75,000 any increase in compensation other than increases which are in the ordinary course of business and consistent with past practice, (ii) granted to any employee, officer or director of the Company or any of its subsidiaries any increase in severance or termination pay, (iii) entered into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director, (iv) established, adopted, entered into or amended in any material respect any collective bargaining agreement or Benefit Plan or (v) taken any action to accelerate any rights or benefits, or made any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Benefit Plan;

          (xi) made any change in accounting methods, principles or practices except insofar as may have been required by a change in GAAP;

          (xii) engaged in any forward selling or acceleration of customer orders or contracts, any deferral in paying payables, any deferral in making capital expenditures or any delay in any capital projects, any grant of any discount to customers other than in the ordinary course of business consistent with past practice or any other changes intended to increase the current income and cash collection of the Company or any of its subsidiaries prior to the Closing Date by accelerating revenue that would otherwise be collected after the Closing Date or deferring payment that would otherwise be expected to be made prior to the Closing Date;

          (xiii) authorized any of, or committed or agreed to take any of, the foregoing actions.

          (o) Compliance with Applicable Laws. (i) Except as set forth in Schedule 2.01(o), the Company and its subsidiaries are (and since March 3, 1992 have been) in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity ("Applicable Laws"), including those relating to occupational health and safety, except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Schedule 2.01(o), neither the Company nor any of its subsidiaries has received any written communication during the past two years from a Governmental Entity that alleges that the Company or any of its subsidiaries is not in compliance in any material respect with any Applicable Laws, except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect. This
Section 2.01(o)(i) does not relate to matters with respect to Taxes or to environmental matters, which are the subject of
Section 2.01(o)(ii).

          (ii) The Company has provided Gerber with certain environmental reports relating to the facilities and operations of the Company and its subsidiaries which are identified in
Schedule 2.01(o) (the "Environmental Reports"). Except as set forth in Schedule 2.01(o), (A) since March 3, 1992, neither the Company nor its subsidiaries have received any oral or written communication from a Governmental Entity that alleges that the Company or any of its subsidiaries is not in compliance in any material respect with any Environmental Laws, (B) the Company and its subsidiaries hold, and are in compliance with, all permits, licenses and governmental authorizations required for the Company and its subsidiaries to conduct their respective businesses under the Environmental Laws, and are in compliance with all Environmental Laws, (C) the Company after inquiry has no knowledge of any environmental reports other than those set forth in Schedule 2.01(o) and (D) the Company and its subsidiaries have not entered into or agreed to any court decree or order and are not subject to any judgment, decree or order relating to compliance with any Environmental Law or to investigation or cleanup of Contaminants (as hereinafter defined) under any Environmental Law. Neither the Company nor any of its subsidiaries has any contingent liabilities in respect of its business in connection with any Contaminant that, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in Schedule 2.01(o), there are no aboveground or underground storage tanks on any Company Property. As used in this Agreement, the term "Environmental Laws" means any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release (as hereinafter defined) or threatened Release of Contaminants or noxious odor, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., the
Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251 et seq. Clean Air Act of
1970, as amended, 42 U.S.C. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder. As used in this Agreement, the term "Contaminants" means those substances that are regulated by, or form the basis of, liability under any Environmental Law, including asbestos, polychlorinated biphenyls, Hazardous Materials, pollutants and solid wastes. As used in this Agreement, the term "Hazardous Materials" means all explosive or regulated radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. 172.101 and materials defined as hazardous pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. As used in this Agreement, the term "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Contaminant in, into, onto, or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace, or structure).

          (p) Employee and Labor Matters. Except as set forth in Schedule 2.01(p), (i) there is, and during the past two years there has been, no labor strike, work stoppage or lockout pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries; (ii) to the knowledge of the Company, no union organizational campaign is in progress with respect to the employees of the Company or any of its subsidiaries and no question concerning representation exists respecting such employees; (iii) neither the Company nor any of its subsidiaries is engaged in any unfair labor practice;
(iv) there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending, or, to the knowledge of the Company, threatened, before the National Labor Relations Board; (v) there are no pending, or, to the knowledge of the Company, threatened, union grievances against the Company or any of its subsidiaries as to which there is a reasonable possibility of adverse determination and that, if so determined, individually or in the aggregate, would have a Material Adverse Effect; (vi) there are no pending, or, to the knowledge of the Company, threatened, charges against the Company, any of its subsidiaries or any current or former employee of the Company or any of its subsidiaries before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (vii) neither the Company nor any of its subsidiaries has received written notice during the past two years of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting the Company or any of its subsidiaries and, to the knowledge of the Company, no such investigation is in progress.

          (q)  Customer Accounts Receivable; Inventories.
(i) All customer accounts receivable of the Company and its subsidiaries, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business. To the knowledge of the Company, all such customer accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Balance Sheet. The Company and its subsidiaries have good and marketable title to their respective accounts receivable, free and clear of all Liens, except as set forth in Schedule 2.01(q). Since the date of the Balance Sheet, there have not been any write-offs as uncollectible of any notes or accounts receivable of the Company or its subsidiaries, except for write-offs in the ordinary course of business and consistent with past practice which have not had, either individually or in the aggregate, a Material Adverse Effect.

          (ii) The inventories of the Company and its subsidi aries, whether reflected on the Balance Sheet or subsequently acquired, are generally of a quality and quantity usable and salable at customary gross margins and with customary markdowns consistent in all material respects with past practice in the ordinary course of business. The inventories of the Company and its subsidiaries are reflected on the Balance Sheet and in their respective books and records in accordance with GAAP applied on a basis consistent with past practice (except as described in the notes to the Balance Sheet). Except as set forth in
Schedule 2.01(q), since the date of the Balance Sheet, there have not been any write-downs of the value of, or establishment of any reserves against, any inventory, except for write-downs and reserves in the ordinary course of business and consistent with past practice which have not had, either individually or in the aggregate, a Material Adverse Effect.

          (r) Licenses; Permits. Schedule 2.01(r) sets forth a true and complete list of all material licenses, permits and authorizations issued or granted to the Company or any of its subsidiaries by any Governmental Entities which are necessary for the conduct of the business of the Company and its subsidiaries. Except as set forth in Schedule 2.01(r), all such licenses, permits and authorizations are validly held by the Company or its relevant subsidiary, the Company and its subsidiaries have complied in all material respects with all terms and conditions thereof and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement. All such licenses, permits and authorizations which are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company or its subsidiaries shall be deemed included under this warranty.

          (s) Accounts; Safe Deposit Boxes; Powers of Attorney; Officers and Directors. Schedule 2.01(s) sets forth (i) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Company and its subsidiaries and those persons authorized to sign thereon,
(ii) true and correct copies of all corporate borrowing, depository and transfer resolutions of the Company and its subsidiaries and those persons entitled to act thereunder,
(iii) a true and correct list of all powers of attorney granted by the Company and its subsidiaries and those persons authorized to act thereunder and (iv) a true and correct list of all officers and directors of the Company and its subsidiaries.

          (t) Transactions with Affiliates. Except as set forth in Schedule 2.01(t), and except with respect to the continued informal collection and remittance arrangement between the Company and Coburn Financial Corporation, none of the agreements, contracts or other arrangements set forth in Schedule 2.01(j) between the Company or any of its subsidiaries, on the one hand, and any Stockholder or any of their respective affiliates (other than the Company or any of its subsidiaries), on the other hand, will continue in effect subsequent to the Closing. The Company has, or has caused its subsidiaries to, terminate all contracts or other arrangements (other than (a) employment agreements referred to in Section 2.01(j)(i) and (b) the Stockholder Indebtedness, which is being satisfied at Closing pursuant to
Section 1.02(b)(iii)) between the Company or any of its subsidiaries on the one hand, and any Stockholder or any of their respective affiliates (other than the Company or any of its subsidiaries) on the other hand, without further liability to the Company or any of its subsidiaries. Except as set forth in
Schedule 2.01(t), and except with respect to the continued informal collection and remittance arrangement between the Company and Coburn Financial Corporation, after the Closing none of the Stockholders or any of their respective affiliates will have any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Company or its subsidiaries. Except as set forth in
Schedule 2.01(t), none of the Stockholders or their respective affiliates has any direct or indirect ownership interest in any person (other than any of the Company's subsidiaries) in which the Company or any of its subsidiaries has any direct or indirect ownership interest or with which the Company or any of its subsidiaries competes or has a business relationship other than Coburn Financial Corporation. Except as set forth in Sched ule 2.01(t), none of the Stockholders nor their respective affiliates provides any material services to the Company or any of its subsidiaries.

          (u)  Corporate Name.  Except as set forth in
Schedule 2.01(u), the Company and its subsidiaries (i) have the exclusive right to use their respective names as the name of a corporation in any jurisdiction in which the Company or such subsidiary does business and (ii) have not received any notice of conflict since March 3, 1992 with respect to the rights of others regarding the corporate names of the Company and its subsidiaries. Except as set forth in Schedule 2.01(u), no person is presently authorized by the Company or any of its subsidiaries to use the name of the Company or any of its subsidiaries. The Company has provided to Gerber prior to the execution of this Agreement copies of any documents in the possession of the Company or any of its subsidiaries granting any authorizations of the type referred to in the previous sentence.

          (v)  Effect of Transaction.  Except as set forth in
Schedule 2.01(v), no creditor, employee, client, customer or other person having a material business relationship with the Company or any of its subsidiaries has informed the Company or any of its subsidiaries or any of the Stockholders in writing that such person intends to change such relationship because of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, which change, individually or in the aggregate with other such changes, would have a Material Adverse Effect.

          (w) Disclosure. No representation or warranty of the Company contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of the Company to Gerber or any of its representatives pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.

          (x)  State Takeover Statutes.  To the knowledge of the
Company, no state takeover statute or similar statute or regulation applies or purports to apply to the purchase and sale of the Shares, this Agreement or any of the transactions contemplated by this Agreement.

          (y) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (z)  Third Party Consents.  Except as set forth on
Schedule 2.01(z), all consents or waivers required to be obtained from third parties in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement have been obtained where the failure to obtain such consents or waivers would have a Material Adverse Effect or in any way challenge or interfere with Gerber's ability to acquire, hold or exercise full rights of ownership of the Shares.

          SECTION 2.02.  Representations and Warranties of the
Stockholders. Each of the Stockholders represents and warrants, severally and not jointly, to Gerber as follows:

          (a) Title to the Shares. Such Stockholder is the owner of record and beneficially of, and has good and valid title to, the Shares set forth opposite its name on Schedule 2.02(a), in each case free and clear of all Liens. Other than this Agreement, no Shares held by such person (or held beneficially by such person) are subject to any Lien or voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such shares.

          (b) Authority; Noncontravention. Such Stockholder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Stockholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary trust action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and con stitutes a legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

          (c) Capital Structure. The authorized capital stock of the Company consists of 3,000 shares of common stock, par value $1.00 per share, of which 1,000 shares of Company common stock are issued and outstanding and 20 shares of Company common stock are held by the Company in its treasury. Except as set forth in the immediately preceding sentence, no shares of capital stock or other equity or voting securities of the Company are issued, reserved for issuance or outstanding. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which the Company or any of its subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Company.

          (d) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder.

          SECTION 2.03.  Representations and Warranties of
Gerber. Gerber represents and warrants to the Stockholders and the Company as follows:

          (a)  Organization, Standing and Corporate Power.
Gerber is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. Gerber is duly qualified or licensed to do business and is in good standing to do business as a foreign corporation in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or holding of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not impair the ability of Gerber to perform its obligations under this Agreement.

          (b) Authority; Noncontravention. Gerber has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Gerber. This Agreement has been duly executed and delivered by Gerber and constitutes a valid and binding obligation of Gerber, enforceable against Gerber in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Gerber under, (i) the Certificate of Incorporation or By-laws of Gerber, (ii) any loan or credit agree ment, note, bond, mortgage, indenture, deed of trust, lease, contract, commitment or other agreement, or any permit, concession, franchise, license to which Gerber is a party or by which any of its properties or assets are bound, (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Gerber or any of its properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not impair the ability of Gerber to perform its obligations under this Agreement. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be made or obtained by or with respect to Gerber in connection with the execution, delivery and performance of this Agreement or the consummation by Gerber of any of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the Securities and Exchange Commission (the "SEC") of such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations and filings as may be required (x) under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets, (y) under the "takeover" laws of various states or (z) solely by reason of the participation of the Company or any Stockholder (as opposed to any other third party) in the transactions contemplated by this Agreement.

          (c) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Gerber.


                           ARTICLE III

Additional Agreements

          SECTION 3.01. Fees and Expenses. All fees and expenses incurred in connection with the purchase and sale of the Shares, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, except that all such fees and expenses incurred by the Company or any of its subsidiaries shall be paid by the Stockholders.

          SECTION 3.02. Public Announcements. Gerber, on the one hand, and the Company and the Stockholders, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          SECTION 3.03.  Non-Competition.  For a period of
three years from the Closing, each Stockholder agrees that it shall not, and shall cause each of its respective affiliates not to, directly or indirectly:

          (i) engage, directly or indirectly, in activities or businesses within the United States of America or in any other country in which the Company or any of its subsidiaries regularly conducts business which are substantially in competition with the Company and its subsidiaries ("Competitive Activities"), including,
     (A) selling goods or services of the type sold by the Company or any of its subsidiaries as of the Closing;
     (B) soliciting any customer or prospective customer of the Company or any of its subsidiaries to purchase any goods or services of the type sold by the Company or any of its subsidiaries as of the Closing, from anyone other than the Company and its subsidiaries; and (C) assisting any person in any way to do, or attempt to do, anything prohibited above;

          (ii) perform any action, activity or course of conduct which is reasonably foreseeable to be substantially detrimental to the Company's and its subsidiaries' businesses as conducted as of the Closing or business reputation ("Detrimental Activities"), including
     (A) soliciting, recruiting or hiring any employees of the Company or any of its subsidiaries or persons who have worked for the Company or any of its subsidiaries within the 90 days prior to the Closing Date; (B) soliciting or encouraging any employee of the Company or any of its subsidiaries to leave the employment of the Company or any of its subsidiaries and (C) disclosing or furnishing to anyone any confidential information relating to the Company and its subsidiaries or otherwise using such confidential information for its own benefit or the benefit of any other person except to the extent that such confidential information (x) is legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to be disclosed or furnished or (y) is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by a Stockholder).

          Notwithstanding anything to the contrary contained in this Section 3.03, Gerber hereby agrees that the foregoing covenant shall not be deemed breached as a result of (i) the ownership by any Stockholder or any affiliate of such Stockholder of: (x) less than an aggregate of 5% of any class of stock of a person engaged, directly or indirectly, in Competitive Activities; provided that such stock is listed on a national securities exchange or is quoted on the National Market System of NASDAQ; (y) less than 10% in value of any instrument of indebted ness of a person engaged, directly or indirectly, in Competitive Activities; or (z) a person which engages, directly or indirectly, in Competitive Activities if such Competitive Activities account for less than 10% of such person's consolidated annual revenues; and (ii) the activities of any Stockholder in his or her capacity as an officer, director or employee of the Company or any of its subsidiaries.

          SECTION 3.04. Environmental Claims. (a) Anything in this Agreement to the contrary notwithstanding, except in connection with a claim of fraud, Gerber shall not at any time, and shall not at any time permit either the Company or any of its subsidiaries or affiliates to, assert any claim, cause of action or action for recovery against any Stockholder relating to, arising from or in connection with (i) contamination or alleged contamination of any property owned or operated by the Company or any of its subsidiaries prior to or after the date hereof; or
(ii) any storage, transportation or disposal of any Hazardous Materials prior to or after the date hereof by the Company or any of its subsidiaries, or any of their respective agents or independent contractors including, without limitation, as to
(i) and (ii) above, any claims for the costs of investigation or cleanup of property and any claims for wrongful death, injury or damage to health or property damage (collectively the "Environmental Claims").

          (b) Anything in this Agreement to the contrary notwithstanding, in the event any Environmental Claims shall be directly asserted against the Stockholders by any third party which is unaffiliated with Gerber, the Company, any of its subsidiaries or affiliates, including any governmental agency, after the date hereof, the Stockholders shall not at any time assert a claim for recovery against Gerber, the Company or any of its subsidiaries or affiliates with respect thereto.


                           ARTICLE IV

                         Indemnification

          SECTION 4.01. Indemnification by the Stockholders. Each Stockholder shall indemnify and defend Gerber and its affiliates (including after the Closing the Company and its subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from, relating to or otherwise in respect of (a) any breach of any representation or warranty of such Stockholder contained in this Agreement and (b) any breach of any covenant of such Stockholder contained in this Agreement.

          SECTION 4.02. Indemnification by Gerber. Gerber shall indemnify and defend the Stockholders, and each of them, and their respective affiliates and each of their respective agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from, relating to or otherwise in respect of a) any breach of any representation or warranty of Gerber contained in this Agreement or (b) any breach of any covenant of Gerber contained in this Agreement.

          SECTION 4.03. Losses Net of Insurance, etc. The amount of any loss, liability, claim, damage or expense for which indemnification is provided under this Article IV shall be net of any amounts recovered by the indemnified party under insurance policies with respect to such loss, liability, claim, damage or expense (collectively, a "Loss") and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnification payment under this Agreement shall be treated as an adjustment to the aggregate Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the aggregate Purchase Price for United States Federal income Tax purposes.

          SECTION 4.04. Procedures Relating to Indemnification for Third Party Claims. In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 20 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party demonstrates that it has been materially prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim and not otherwise addressed to the indemnifying party.

          If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof, other than the period preceding the indemnifying party's receipt of the written notice of Third Party Claim.

          If the indemnifying party so elects to assume the defense of any Third Party Claim, the indemnified parties shall cooperate with the indemnifying party in the defense or prose cution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis and at the indemnifying party's expense to provide additional information and explanation of any material provided hereunder. If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnified party's prior written consent (which consent shall not be unreasonably withheld) and, in the event the indemnified party shall breach or default upon its obligation to refrain from admitting liability or settling, compromising or discharging such Third Party Claim, as aforesaid, and if the indemnifying party is not in breach or otherwise in default of its obligations with respect to such Third Party Claim, then the indemnifying party, without notice or any other action required, shall be deemed immediately released and discharged from any obligation for indemnification that it has or may have hereunder with respect to such Third Party Claim. If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim under such settlement, compromise or discharge, which releases the indemnifying party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.

          Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

          SECTION 4.05. Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 4.01 or 4.02 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 4.01 or 4.02, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 21 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 4.01 or 4.02, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 4.01 or 4.02 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.


                            ARTICLE V

                           Tax Matters

          SECTION 5.01. Cooperation. The Stockholders, the Company, each of the Company's subsidiaries and Gerber shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes and in any other matter relating to Taxes.
          SECTION 5.02. Refunds and Credits. Any refunds or credits of Taxes of the Company or any of its subsidiaries for any taxable period, whether ending before, on or after the Closing Date, shall be for the account of the Company.

          SECTION 5.03. Transfer Taxes. All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby (other than stock transfer Taxes) shall be paid by the Company, and the Stockholders and Gerber shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws. The Stockholders shall pay any stock transfer Taxes due as a result of the purchase and sale of the Shares.

          SECTION 5.04. FIRPTA Certificate. The Stockholders shall deliver to Gerber at the Closing a certificate in form and substance satisfactory to Gerber, duly executed and acknowledged, certifying all facts necessary to exempt the transactions contemplated hereby from withholding pursuant to the provisions of the Foreign Investment in Real Property Tax Act.


                           ARTICLE VI

                       General Provisions

          SECTION 6.01. Survival of Covenants, Representations and Warranties. All covenants of the parties set forth in this Agreement shall survive the Closing. The representations and warranties set forth in Sections 2.02 and 2.03 shall survive the Closing and the representations and warranties set forth in
Section 2.01 shall not survive the Closing.

          SECTION 6.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Gerber, to

               Gerber Optical, Inc.
               55 Gerber Road East
               South Windsor, CT  06074

               Attention of: Shawn Harrington

               with a copy to:

               Gerber Scientific, Inc.
               83 Gerber Road West
               South Windsor, CT  06074

               Attention of: General Counsel


          (b) if to a Stockholder, to the address set forth for such Stockholder on the signature pages hereto with a copy to:

               Rudnick & Wolfe
               Suite 1800
               203 North LaSalle Street
               Chicago, IL  60601-1293

               Attention of: Stephen A. Landsman, Esq.

          SECTION 6.03.  Definitions.  For purposes of this
Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (c) a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership interests of which sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or, in the case of a partnership, of which such first person is a general partner.

          The Allocable Percentages set forth on the signature pages hereto are merely to represent the percentage of the outstanding shares of Company common stock owned by each Stockholder and shall not have any effect for purposes of this Agreement.

          SECTION 6.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 6.05.  Amendment.  This Agreement may not be
amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 6.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 6.07. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          SECTION 6.08. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidential Disclosure Agreement dated October 27, 1997 between Gerber Scientific, Inc. ("Parent") and the Company (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 6.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 6.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, except that Gerber may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Gerber of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 6.11. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other parties by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.
          IN WITNESS WHEREOF, Gerber, the Company and each of the Stockholders have caused this Agreement to be signed by their respective officers thereunto duly authorized, or have signed this Agreement, as applicable, all as of the date first written above.

                              GERBER OPTICAL, INC.,

                                by
                                  __________________________
                                  Name:
                                  Title:


                              COBURN OPTICAL INDUSTRIES, INC.,

                                by
                                  __________________________
                                  Name:
                                  Title:


ALLOCABLE PERCENTAGE          STOCKHOLDERS
--------------------          ------------

29%                           ROBERT S. JEPSON, JR. AND ALICE
                              A. JEPSON
                              Address:





                              Robert S. Jepson, Jr.



                              Alice A. Jepson
---------------------------------------------------------------------
25%                           RSJ III TRUST
                              Address:





                              by: Stephen A. Landsman,
                                  Trustee
-------------------------------------------------------------------
25%                           JSJ TRUST
                              Address:





                              by: Stephen A. Landsman,
                                  Trustee
--------------------------------------------------------------------
7%                            JOHN BLOCHA
                              Address:





                              John Blocha
--------------------------------------------------------------------
5%                            ROBERT J. PASCO
                              Address:





                              Robert J. Pasco
--------------------------------------------------------------------
2%                            THOMAS WALDEN
                              Address:





                              Thomas Walden
--------------------------------------------------------------------
2%                            DENNIS GEORGE
                              Address:





                              Dennis George
--------------------------------------------------------------------
1%                            WILLIAM M. KEARNS, JR.
                              Address:





                              William M. Kearns, Jr.
---------------------------------------------------------------------
2%                            JOHN HANCOCK
                              Address:





                              John Hancock
---------------------------------------------------------------------
2%                            DARYL FARR
                              Address:





                              Daryl Farr
---------------------------------------------------------------------

<PAGE 6>

                                                     EXHIBIT 99.1


Contact:  Gary K. Bennett                   For Immediate Release
          (860) 648-8004                            March 2, 1998

           Gerber Scientific, Inc. Subsidiary Acquires
                 Coburn Optical Industries, Inc.
         Creates Leading Supplier to Ophthalmic Industry

South Windsor, CT - Gerber Scientific, Inc. (NYSE: GRB) today said that through a wholly owned subsidiary it has purchased Coburn Optical Industries, Inc. ("Coburn"), a leading manufacturer and international distributor of a broad range of ophthalmic lens processing equipment and related supplies used in the production of eyeglass lenses.

Privately-held Coburn was acquired for approximately $63 million in cash, which included repayment of $21.5 million of Coburn's outstanding debt. In Coburn's most recent year ended December 31, 1997, it had sales of approximately $74 million. Coburn will be combined with the Company's Gerber Optical, Inc. subsidiary, a manufacturer and marketer of computer-integrated optical manufacturing systems. For Gerber Optical's fiscal year ending April 30, 1998, it is expected to have sales in the range of $40 million. The Company expects that the acquisition will be accretive to its earnings per share for the fiscal year beginning May 1, 1998.

"The  combination  of  Coburn  with  Gerber  Optical  will  be  a significant step in strengthening Gerber Scientific, Inc.'s position as the leading provider of processing solutions to the worldwide ophthalmic industry," said George M. Gentile, Chairman and Chief Executive Officer of Gerber Scientific, Inc. "Gerber Optical is experiencing exceptional growth and has emerged as a core business that we intend to grow even further. Combined with Coburn, this business on an annualized basis would represent more than 20 percent of our total sales."

Both Gerber Optical and Coburn market to independent wholesale eyeglass processing laboratories, "super-optical" retail stores with on-site processing facilities, retail chains with central processing laboratories, and independent optometrists, ophthalmologists, and opticians. The Company noted that in addition to acquiring new products, a well-known brand, and a significant consumables and spare parts business, Gerber Optical will gain through Coburn a strong direct worldwide distribution network that will be extremely valuable in growing the combined companies' sales. Coburn, headquartered in Oklahoma, distributes its products through operations in Canada, Holland, the United Kingdom, Singapore, and Australia.

Michael J. Cheshire, President and Chief Operating Officer of Gerber Scientific, Inc., stated, "This combination of leading companies is an important event for the ophthalmic industry. We now have the critical mass and worldwide distribution network needed to satisfy new processing requirements that are arising from the rapid emergence of plastic lenses as the eyeglass material of choice in international markets. From a global perspective, Gerber Scientific, Inc. will be in a strong position to meet the needs of any lens processing operation."

The new company will be known as Gerber Coburn. Shawn M. Harrington, the President and Chief Operating Officer of Gerber Optical, will serve as President and Chief Operating Officer of the combined company. John Blocha, formerly the President of Coburn, will serve as Chairman. The transaction is not subject to further regulatory approvals.

Gerber Scientific, Inc. (http://www.gerberscientific.com), headquartered in South Windsor, Connecticut, is an international supplier of automated manufacturing systems for a variety of industries including apparel, signmaking, optical, commercial printing, electronics, aerospace, and automotive.

In addition to the historical information contained herein, there are matters discussed which are considered to be "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future.